For further information contact:
John W. Bordelon, Chairman of the Board, President and CEO
(337) 237-1960

Release Date:	July 21, 2025
For Immediate Release

HOME BANCORP, INC. ANNOUNCES 2025 SECOND QUARTER RESULTS
AND INCREASES QUARTERLY DIVIDEND BY 7%

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), reported financial results for the second quarter of 2025. For the quarter, the Company reported net income of $11.3 million, or $1.45 per diluted common share (“diluted EPS”), up $366,000 from $11.0 million, or $1.37 diluted EPS, for the first quarter of 2025.

“As we celebrate the Bank's 117th anniversary, I'm pleased with the strong results produced during the second quarter of 2025,” said John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. “We saw growth in loans and deposits and net interest margin continued its upward trajectory as we were able to keep deposit and funding costs stable. We saw increases in nonperforming and criticized loans at the end of the quarter, but do not anticipate any losses. We have maintained a solid allowance for loan losses to total loans of 1.21%. Our Company remains well-positioned for the future with strong capital and liquidity combined with outstanding bankers.”

Second Quarter 2025 Highlights

~~•~~Loans totaled $2.8 billion at June 30, 2025, up $17.3 million, or 0.6% (an increase of 3% on an annualized basis), from March 31, 2025.

•Deposits totaled $2.9 billion at June 30, 2025, up $81.0 million, or 2.9% (11% on an annualized basis), from March 31, 2025.

~~•~~Net interest income in the second quarter of 2025 totaled $33.4 million, up $1.6 million, or 5%, from the prior quarter.

•The net interest margin ("NIM") was 4.04% in the second quarter of 2025 compared to 3.91% in the first quarter of 2025.

•Nonperforming assets totaled $25.4 million, or 0.73% of total assets, at June 30, 2025 compared to $21.5 million, or 0.62% of total assets, at March 31, 2025. This increase in nonperforming assets is primarily due to four loan relationships, which were moved to nonaccrual status in the second quarter of 2025.

•The Company recorded a $489,000 provision to the allowance for loan losses in the second quarter of 2025, compared to a $394,000 provision in the first quarter of 2025, primarily due to loan growth.

Loans

Loans totaled $2.8 billion at June 30, 2025, up $17.3 million, or 0.6%, from March 31, 2025. The following table summarizes the changes in the Company’s loan portfolio, net of unearned income, from March 31, 2025 through June 30, 2025.

(dollars in thousands)	6/30/2025	3/31/2025	Increase (Decrease)
Real estate loans:
One- to four-family first mortgage	$504,145	$504,356	$(211)	—%
Home equity loans and lines	81,178	77,417	3,761	5
Commercial real estate	1,218,168	1,193,364	24,804	2
Construction and land	324,574	346,987	(22,413)	(6)
Multi-family residential	183,809	183,792	17	—
Total real estate loans	2,311,874	2,305,916	5,958	—
Other loans:
Commercial and industrial	421,997	411,363	10,634	3
Consumer	30,667	29,998	669	2
Total other loans	452,664	441,361	11,303	3
Total loans	$2,764,538	$2,747,277	$17,261	1%

The average loan yield was 6.50% for the second quarter of 2025, up 7 basis points from the first quarter of 2025. Yields on loans were impacted by higher rates on new loans and loans paying off at lower rates. We experienced growth in commercial real estate loans, which was partially offset by declines in construction and land loans for the current quarter, primarily in our Houston and New Orleans markets, and in commercial and industrial loans across our Acadiana, Baton Rouge, and Houston markets.

Credit Quality and Allowance for Credit Losses

Nonperforming assets (“NPAs”) totaled $25.4 million, or 0.73% of total assets, at June 30, 2025, up $4.0 million, or 18%, from $21.5 million, or 0.62% of total assets, at March 31, 2025. The increase in NPAs during the second quarter of 2025 was primarily due to four loan relationships totaling $6.2 million, which were put on nonaccrual during the quarter, offset by payoffs and paydowns. During the second quarter of 2025, the Company recorded net loan charge-offs of $335,000, compared to net loan charge-offs of $32,000 during the first quarter of 2025.

The Company provisioned $489,000 to the allowance for loan losses in the second quarter of 2025. At June 30, 2025, the allowance for loan losses totaled $33.4 million, or 1.21% of total loans, compared to $33.3 million, or 1.21% of total loans, at March 31, 2025. Provisions to the allowance for loan losses are based upon, among other factors, our estimation of current expected losses in our loan portfolio, which we evaluate on a quarterly basis. Changes in expected losses consider various factors including the changing economic activity, borrower specific information impacting changes in risk ratings, projected delinquencies and the impact of industry-wide loan modification efforts, among other factors.

The following tables present the Company’s loan portfolio by credit quality classification as of June 30, 2025 and March 31, 2025.

	June 30, 2025
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$497,404	$—	$6,741	$504,145
Home equity loans and lines	80,145	—	1,033	81,178
Commercial real estate	1,185,738	1,063	31,367	1,218,168
Construction and land	317,593	749	6,232	324,574
Multi-family residential	182,572	—	1,237	183,809
Commercial and industrial	418,831	—	3,166	421,997
Consumer	30,632	—	35	30,667
Total	$2,712,915	$1,812	$49,811	$2,764,538

	March 31, 2025
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$496,694	$820	$6,842	$504,356
Home equity loans and lines	77,045	—	372	77,417
Commercial real estate	1,174,920	—	18,444	1,193,364
Construction and land	341,273	—	5,714	346,987
Multi-family residential	182,536	—	1,256	183,792
Commercial and industrial	407,742	—	3,621	411,363
Consumer	29,838	—	160	29,998
Total	$2,710,048	$820	$36,409	$2,747,277

Investment Securities

The Company's investment securities portfolio totaled $394.5 million at June 30, 2025, a decrease of $7.1 million, or 2%, from March 31, 2025. At June 30, 2025, the Company had a net unrealized loss position on its investment securities of $30.2 million, compared to a net unrealized loss of $34.0 million at March 31, 2025. The Company’s investment securities portfolio had an effective duration of 3.6 years and 3.7 years at June 30, 2025 and March 31, 2025, respectively. During the second quarter of 2025, the Company made securities purchases of $4.5 million, compared to $2.9 million during the first quarter of 2025.

The following table summarizes the composition of the Company's investment securities portfolio at June 30, 2025.

(dollars in thousands)	Amortized Cost	Fair Value
Available for sale:
U.S. agency mortgage-backed	$280,484	$258,925
Collateralized mortgage obligations	68,080	66,615
Municipal bonds	53,240	46,942
U.S. government agency	16,863	16,338
Corporate bonds	4,985	4,642
Total available for sale	$423,652	$393,462
Held to maturity:
Municipal bonds	$1,065	$1,066
Total held to maturity	$1,065	$1,066

Approximately 36% of the investment securities portfolio was pledged as of June 30, 2025 to secure public deposits. The Company had $141.7 million and $142.0 million of securities pledged to secure public deposits at June 30, 2025 and March 31, 2025, respectively.

Deposits

Total deposits were $2.9 billion at June 30, 2025, up $81.0 million, or 3%, from March 31, 2025. Non-maturity deposits increased $17.2 million, or 1%, during the second quarter of 2025 to $2.1 billion. The following table summarizes the changes in the Company’s deposits from March 31, 2025 to June 30, 2025.

(dollars in thousands)	6/30/2025	3/31/2025	Increase (Decrease)
Demand deposits	$796,844	$754,955	$41,889	6%
Savings	204,191	212,053	(7,862)	(4)
Money market	463,332	464,659	(1,327)	—
NOW	625,793	641,287	(15,494)	(2)
Certificates of deposit	818,074	754,253	63,821	8
Total deposits	$2,908,234	$2,827,207	$81,027	3%

The average rate on interest-bearing deposits increased 1 basis point from 2.51% for the first quarter of 2025 to 2.52% for the second quarter of 2025. At June 30, 2025, certificates of deposit maturing within the next 12 months totaled $781.9 million.

We obtain most of our deposits from individuals, small businesses and public funds in our market areas. The following table presents our deposits per customer type for the periods indicated.

	June 30, 2025	March 31, 2025
Individuals	52%	53%
Small businesses	38	36
Public funds	7	8
Broker	3	3
Total	100%	100%

The total amounts of our uninsured deposits (deposits in excess of $250,000, as calculated in accordance with FDIC regulations) were $887.9 million at June 30, 2025 and $844.2 million at March 31, 2025. Public funds in excess of the FDIC insurance limits are fully collateralized.

Net Interest Income

The net interest margin ("NIM") increased 13 basis points from 3.91% for the first quarter of 2025 to 4.04% for the second quarter of 2025 primarily due to an increase in average yield on interest-earnings assets and a decline in the average cost for average interest-bearing liabilities.

The average cost of interest-bearing deposits increased by 1 basis point in the second quarter of 2025 compared to the first quarter of 2025. The increase in deposit costs primarily reflects the increase in non-maturity deposit balances.

Average other interest-earning assets were $71.1 million for the second quarter of 2025, up $15.2 million, or 27%, from the first quarter of 2025, primarily due to an increase in the average balance of cash and cash equivalents.

Average FHLB advances were $114.0 million for the second quarter of 2025, a decrease of $66.6 million, or 37%, from the first quarter of 2025 due to paydowns of FHLB advances.

Loan accretion income from acquired loans totaled $356,000 for the second quarter of 2025, which remained unchanged from the first quarter of 2025.

Noninterest Income

Noninterest income for the second quarter of 2025 totaled $3.7 million, down $293,000, or 7%, from the first quarter of 2025. The decrease was related primarily to decreases in gain on sale of loans (down $263,000) and other income (down $231,000), which were partially offset by increases in bank card fees (up $172,000) and service fees and charges (up $36,000) for the second quarter of 2025 compared to the first quarter of 2025.

Noninterest Expense

Noninterest expense for the second quarter of 2025 totaled $22.4 million, up $828,000, or 4%, from the first quarter of 2025. The increase was primarily related to an increase in other expenses (up $1.0 million primarily due to a write off of an acquired SBA accounts receivable for guarantees) and compensation and benefits expense (up $670,000), which were partially offset by the reversal to the allowance for credit losses on unfunded commitments ($970,000) during the second quarter of 2025.

Capital

At June 30, 2025, shareholders’ equity totaled $408.8 million, up $6.0 million, or 1%, compared to $402.8 million at March 31, 2025. The increase was primarily due to the Company’s earnings of $11.3 million and a decrease in the accumulated other comprehensive loss on available for sale investment securities during the second quarter of 2025, which was partially offset by shareholder dividends and repurchases of shares of the Company's common stock. Preliminary Tier 1 leverage capital and total risk-based capital ratios were 11.47% and 14.66%, respectively, at June 30, 2025, compared to 11.48% and 14.58%, respectively, at March 31, 2025.

Dividend and Share Repurchases

The Company announces that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.29 per share payable on August 15, 2025, to shareholders of record as of August 4, 2025.

The Company repurchased 147,243 shares of its common stock during the second quarter of 2025 at an average price per share of $43.72. An additional 391,072 shares remain eligible for purchase under the 2025 Repurchase Plan. The book value per share and tangible book value per share of the Company’s common stock was $52.36 and $41.54, respectively, at June 30, 2025.

Conference Call

Executive management will host a conference call to discuss second quarter 2025 results on Tuesday, July 22, 2025 at 10:30 a.m. CDT. Analysts, investors and interested parties may attend the conference call by dialing toll free 1.646.357.8785 (US Local/International) or 1.800.836.8184 (US Toll Free). The investor presentation can be accessed on the day of the presentation on the Home Bancorp, Inc. website at https://home24bank.investorroom.com.

A replay of the conference call and a transcript of the call will be posted to the Investor Relations page of the Company's website, https://home24bank.investorroom.com.

Non-GAAP Reconciliation

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes intangible assets. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company’s financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies. A reconciliation on non-GAAP information included herein to GAAP is presented below.

	Quarter Ended
(dollars in thousands, except per share data)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Reported net income	$11,330	$10,964	$9,673	$9,437	$8,118
Add: Core deposit intangible amortization, net tax	213	231	250	259	261
Non-GAAP tangible income	$11,543	$11,195	$9,923	$9,696	$8,379

Total assets	$3,491,455	$3,485,453	$3,443,668	$3,441,990	$3,410,881
Less: Intangible assets	84,482	84,751	85,044	85,361	85,690
Non-GAAP tangible assets	$3,406,973	$3,400,702	$3,358,624	$3,356,629	$3,325,191

Total shareholders’ equity	$408,818	$402,831	$396,088	$393,453	$375,830
Less: Intangible assets	84,482	84,751	85,044	85,361	85,690
Non-GAAP tangible shareholders’ equity	$324,336	$318,080	$311,044	$308,092	$290,140

Return on average equity	11.24%	11.02%	9.71%	9.76%	8.75%
Add: Average intangible assets	3.24	3.23	2.99	3.14	2.98
Non-GAAP return on average tangible common equity	14.48%	14.25%	12.70%	12.90%	11.73%

Common equity ratio	11.71%	11.56%	11.50%	11.43%	11.02%
Less: Intangible assets	2.19	2.21	2.24	2.25	2.29
Non-GAAP tangible common equity ratio	9.52%	9.35%	9.26%	9.18%	8.73%

Book value per share	$52.36	$50.82	$48.95	$48.75	$46.51
Less: Intangible assets	10.82	10.69	10.51	10.58	10.61
Non-GAAP tangible book value per share	$41.54	$40.13	$38.44	$38.17	$35.90

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2024 describes some of these factors, including risk elements in the loan portfolio, risks related to our deposit activities, the level of the allowance for credit losses, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(dollars in thousands)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Assets
Cash and cash equivalents	$112,595	$110,662	$98,548	$135,877	$113,462
Investment securities available for sale, at fair value	393,462	400,553	402,792	420,723	412,472
Investment securities held to maturity	1,065	1,065	1,065	1,065	1,065
Mortgage loans held for sale	1,305	1,855	832	242	—
Loans, net of unearned income	2,764,538	2,747,277	2,718,185	2,668,286	2,661,346
Allowance for loan losses	(33,432)	(33,278)	(32,916)	(32,278)	(32,212)
Total loans, net of allowance for loan losses	2,731,106	2,713,999	2,685,269	2,636,008	2,629,134
Office properties and equipment, net	45,216	45,327	42,324	42,659	43,089
Cash surrender value of bank-owned life insurance	48,981	48,699	48,421	48,139	47,858
Goodwill and core deposit intangibles	84,482	84,751	85,044	85,361	85,690
Accrued interest receivable and other assets	73,243	78,542	79,373	71,916	78,111
Total Assets	$3,491,455	$3,485,453	$3,443,668	$3,441,990	$3,410,881

Liabilities
Deposits	$2,908,234	$2,827,207	$2,780,696	$2,777,487	$2,722,915
Other Borrowings	5,539	5,539	5,539	140,539	140,539
Subordinated debt, net of issuance cost	54,567	54,513	54,459	54,402	54,348
Federal Home Loan Bank advances	88,196	163,259	175,546	38,410	83,506
Accrued interest payable and other liabilities	26,101	32,104	31,340	37,699	33,743
Total Liabilities	3,082,637	3,082,622	3,047,580	3,048,537	3,035,051

Shareholders' Equity
Common stock	78	79	81	81	81
Additional paid-in capital	166,576	167,231	168,138	166,743	165,918
Common stock acquired by benefit plans	(1,160)	(1,250)	(1,339)	(1,428)	(1,518)
Retained earnings	265,817	261,856	259,190	251,692	245,046
Accumulated other comprehensive loss	(22,493)	(25,085)	(29,982)	(23,635)	(33,697)
Total Shareholders' Equity	408,818	402,831	396,088	393,453	375,830
Total Liabilities and Shareholders' Equity	$3,491,455	$3,485,453	$3,443,668	$3,441,990	$3,410,881

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
Interest Income
Loans, including fees	$45,287	$44,032	$41,999	$89,319	$82,566
Investment securities	2,596	2,664	2,740	5,260	5,528
Other investments and deposits	746	505	719	1,251	1,490
Total interest income	48,629	47,201	45,458	95,830	89,584
Interest Expense
Deposits	13,142	12,622	13,134	25,764	25,266
Other borrowings	53	53	1,656	106	3,142
Subordinated debt expense	844	845	844	1,689	1,689
Federal Home Loan Bank advances	1,239	1,932	431	3,171	1,193
Total interest expense	15,278	15,452	16,065	30,730	31,290
Net interest income	33,351	31,749	29,393	65,100	58,294
Provision for loan losses	489	394	1,261	883	1,402
Net interest income after provision for loan losses	32,862	31,355	28,132	64,217	56,892
Noninterest Income
Service fees and charges	1,345	1,309	1,239	2,654	2,493
Bank card fees	1,750	1,578	1,751	3,328	3,326
Gain on sale of loans, net	114	377	126	491	213
Income from bank-owned life insurance	282	278	271	560	537
(Loss) gain on sale of assets, net	(2)	9	(2)	7	4
Other income	227	458	370	685	731
Total noninterest income	3,716	4,009	3,755	7,725	7,304
Noninterest Expense
Compensation and benefits	13,322	12,652	12,788	25,974	24,958
Occupancy	2,513	2,561	2,603	5,074	5,057
Marketing and advertising	461	429	485	890	951
Data processing and communication	2,628	2,642	2,555	5,270	5,069
Professional fees	396	405	581	801	1,056
Forms, printing and supplies	203	200	187	403	392
Franchise and shares tax	483	476	487	959	975
Regulatory fees	502	516	509	1,018	978
Foreclosed assets, net	419	227	89	646	154
Amortization of acquisition intangible	269	293	329	562	682
Reversal for credit losses on unfunded commitments	(970)	—	(134)	(970)	(134)
Other expenses	2,181	1,178	1,329	3,359	2,538
Total noninterest expense	22,407	21,579	21,808	43,986	42,676
Income before income tax expense	14,171	13,785	10,079	27,956	21,520
Income tax expense	2,841	2,821	1,961	5,662	4,203
Net income	$11,330	$10,964	$8,118	$22,294	$17,317

Earnings per share - basic	$1.47	$1.38	$1.02	$2.85	$2.17
Earnings per share - diluted	$1.45	$1.37	$1.02	$2.82	$2.16

Cash dividends declared per common share	$0.27	$0.27	$0.25	$0.54	$0.50

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
EARNINGS DATA
Total interest income	$48,629	$47,201	$45,458	$95,830	$89,584
Total interest expense	15,278	15,452	16,065	30,730	31,290
Net interest income	33,351	31,749	29,393	65,100	58,294
Provision for loan losses	489	394	1,261	883	1,402
Total noninterest income	3,716	4,009	3,755	7,725	7,304
Total noninterest expense	22,407	21,579	21,808	43,986	42,676
Income tax expense	2,841	2,821	1,961	5,662	4,203
Net income	$11,330	$10,964	$8,118	$22,294	$17,317

AVERAGE BALANCE SHEET DATA
Total assets	$3,474,762	$3,449,472	$3,367,207	$3,462,187	$3,350,545
Total interest-earning assets	3,261,733	3,240,619	3,167,186	3,251,235	3,149,904
Total loans	2,764,065	2,745,212	2,652,331	2,754,691	2,627,636
PPP loans	330	1,320	5,156	822	5,274
Total interest-bearing deposits	2,087,781	2,038,681	1,965,181	2,063,367	1,951,414
Total interest-bearing liabilities	2,261,916	2,279,363	2,206,612	2,270,592	2,198,104
Total deposits	2,863,683	2,772,295	2,716,957	2,818,241	2,698,933
Total shareholders' equity	404,367	403,504	373,139	403,938	371,950

PER SHARE DATA
Earnings per share - basic	$1.47	$1.38	$1.02	$2.85	$2.17
Earnings per share - diluted	1.45	1.37	1.02	2.82	2.16
Book value at period end	52.36	50.82	46.51	52.36	46.51
Tangible book value at period end	41.54	40.13	35.90	41.54	35.90
Shares outstanding at period end	7,808,421	7,926,331	8,081,344	7,808,421	8,081,344
Weighted average shares outstanding
Basic	7,707,423	7,949,477	7,972,445	7,827,781	7,978,381
Diluted	7,781,021	8,026,815	8,018,908	7,903,239	8,029,206

SELECTED RATIOS (1)
Return on average assets	1.31%	1.29%	0.97%	1.30%	1.04%
Return on average equity	11.24	11.02	8.75	11.13	9.36
Common equity ratio	11.71	11.56	11.02	11.71	11.02
Efficiency ratio (2)	60.45	60.35	65.79	60.40	65.06
Average equity to average assets	11.64	11.70	11.08	11.67	11.10
Tier 1 leverage capital ratio (3)	11.47	11.48	11.22	11.47	11.22
Total risk-based capital ratio (3)	14.66	14.58	14.39	14.66	14.39
Net interest margin (4)	4.04	3.91	3.66	3.98	3.65

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio (5)	9.52%	9.35%	8.73%	9.52%	8.73%
Return on average tangible common equity (6)	14.48	14.25	11.73	14.37	12.56

(1)With the exception of end-of-period ratios, all ratios are based on average daily balances during the respective periods.
(2)The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.
(4)Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5)Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
Consolidated Net Interest Margin
(Unaudited)
	Three Months Ended
	6/30/2025			3/31/2025			6/30/2024
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,764,065	$45,287	6.50%	$2,745,212	$44,032	6.43%	$2,652,331	$41,999	6.28%
Investment securities (TE)(1)	426,601	2,596	2.45	439,556	2,664	2.44	463,500	2,740	2.38
Other interest-earning assets	71,067	746	4.21	55,851	505	3.67	51,355	719	5.64
Total interest-earning assets	$3,261,733	$48,629	5.92%	$3,240,619	$47,201	5.84%	$3,167,186	$45,458	5.70%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,296,541	$5,531	1.71%	$1,306,602	$5,401	1.68%	$1,260,491	$5,108	1.63%
Certificates of deposit	791,240	7,611	3.86	732,079	7,221	4.00	704,690	8,026	4.58
Total interest-bearing deposits	2,087,781	13,142	2.52	2,038,681	12,622	2.51	1,965,181	13,134	2.69
Other borrowings	5,572	53	3.84	5,539	53	3.89	140,610	1,656	4.74
Subordinated debt	54,540	844	6.20	54,485	845	6.20	54,322	844	6.22
FHLB advances	114,023	1,239	4.30	180,658	1,932	4.28	46,499	431	3.69
Total interest-bearing liabilities	$2,261,916	$15,278	2.71%	$2,279,363	$15,452	2.74%	$2,206,612	$16,065	2.93%
Noninterest-bearing deposits	$775,902			$733,613			$751,776
Net interest spread (TE)(1)			3.21%			3.10%			2.77%
Net interest margin (TE)(1)			4.04%			3.91%			3.66%
(1)Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%

HOME BANCORP, INC. AND SUBSIDIARY
Consolidated Net Interest Margin
(Unaudited)
	Six Months Ended
	6/30/2025			6/30/2024
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,754,691	$89,319	6.46%	$2,627,636	$82,566	6.23%
Investment securities (TE)(1)	433,043	5,260	2.45	468,039	5,528	2.38
Other interest-earning assets	63,501	1,251	3.97	54,229	1,490	5.53
Total interest-earning assets	$3,251,235	$95,830	5.88%	$3,149,904	$89,584	5.65%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,301,544	$10,932	1.69%	$1,264,892	$9,908	1.58%
Certificates of deposit	761,823	14,832	3.93	686,522	15,358	4.50
Total interest-bearing deposits	2,063,367	25,764	2.52	1,951,414	25,266	2.60
Other borrowings	5,556	106	3.86	133,294	3,142	4.74
Subordinated debt	54,512	1,689	6.20	54,295	1,689	6.22
FHLB advances	147,157	3,171	4.29	59,101	1,193	4.02
Total interest-bearing liabilities	$2,270,592	$30,730	2.72%	$2,198,104	$31,290	2.86%
Noninterest-bearing deposits	$754,874			$747,519
Net interest spread (TE)(1)			3.16%			2.79%
Net interest margin (TE)(1)			3.98%			3.65%
(1)Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	Three Months Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
CREDIT QUALITY (1)
Nonaccrual loans:
One- to four-family first mortgage	$6,272	$6,368	$7,039	$7,750	$6,892
Home equity loans and lines	1,033	372	279	208	224
Commercial real estate	7,669	4,349	3,304	7,064	8,110
Construction and land	6,103	5,584	1,622	2,127	297
Multi-family residential	916	930	—	—	238
Commercial and industrial	1,312	1,206	1,311	777	810
Consumer	35	161	27	129	246
Total nonaccrual loans	$23,340	$18,970	$13,582	$18,055	$16,817
Accruing loans 90 days or more past due	12	77	16	34	1
Total nonperforming loans	23,352	19,047	13,598	18,089	16,818
Foreclosed assets and ORE	2,077	2,424	2,010	267	231
Total nonperforming assets	$25,429	$21,471	$15,608	$18,356	$17,049

Nonperforming assets to total assets	0.73%	0.62%	0.45%	0.53%	0.50%
Nonperforming loans to total assets	0.67	0.55	0.39	0.53	0.49
Nonperforming loans to total loans	0.84	0.69	0.50	0.68	0.63

ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses:
Beginning balance	$33,278	$32,916	$32,278	$32,212	$31,461
Provision for loan losses	489	394	873	140	1,261
Charge-offs	(460)	(226)	(255)	(215)	(574)
Recoveries	125	194	20	141	64
Net charge-offs	(335)	(32)	(235)	(74)	(510)
Ending balance	$33,432	$33,278	$32,916	$32,278	$32,212

Reserve for unfunded lending commitments(2)
Beginning balance	$2,700	$2,700	$2,460	$2,460	$2,594
(Reversal) provision for losses on unfunded lending commitments	(970)	—	240	—	(134)
Ending balance	$1,730	$2,700	$2,700	$2,460	$2,460
Total allowance for credit losses	35,162	35,978	35,616	34,738	34,672

Total loans	$2,764,538	$2,747,277	$2,718,185	$2,668,286	$2,661,346
Total unfunded commitments	492,306	508,864	516,785	527,333	509,835

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	Three Months Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024

Allowance for loan losses to nonperforming assets	131.47%	154.99%	210.89%	175.84%	188.94%
Allowance for loan losses to nonperforming loans	143.17	174.72	242.07	178.44	191.53
Allowance for loan losses to total loans	1.21	1.21	1.21	1.21	1.21
Allowance for credit losses to total loans	1.27	1.31	1.31	1.30	1.30

Year-to-date loan charge-offs	$(686)	$(226)	$(1,285)	$(1,030)	$(815)
Year-to-date loan recoveries	319	194	249	229	88
Year-to-date net loan charge-offs	$(367)	$(32)	$(1,036)	$(801)	$(727)
Annualized YTD net loan charge-offs to average loans	(0.03)%	—%	(0.04)%	(0.04)%	(0.06)%
(1)It is our policy to cease accruing interest on loans 90 days or more past due, with certain limited exceptions. Nonperforming assets consist of nonperforming loans, foreclosed assets and surplus real estate (ORE). Foreclosed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. ORE consists of closed or unused bank buildings.
(2)The allowance for unfunded lending commitments is recorded within accrued interest payable and other liabilities on the Consolidated Statements of Financial Condition.